EXHIBIT 23.2

McGuire, Craddock & Strother, P.C.
Attorneys And Counselors
2501 N. Harwood
Suite 1800
Dallas, Texas 75201
Telephone (214) 954-6800
Telecopier (214) 954-6868

December 22, 2016
Rave Restaurant Group, Inc.
3551 Plano Parkway
Suite 1000
The Colony, Texas 75056
Re:	Form S-3 Registration Statement
Gentlemen:
We hereby consent to the reference made to our firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, /s/ MCGUIRE, CRADDOCK & STROTHER, P.C.